EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Amendment No. 1 of Registration Statement No. 333-40870 of The AES Corporation and AES Trust VII on Form S-3 of our report dated February 3, 2000 (February 22, 2000, as to the last paragraph of Note 2), appearing in the Annual Report on Form 10-K of The AES Corporation for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
McLean, Virginia
August 24, 2000